UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 18, 2007

OSIRIS THERAPEUTICS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-32966	71-0881115
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

7015 Albert Einstein Drive, Columbia, Maryland		21046
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (443) 545 - 1800

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14d-2(b))

☐          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry Into Material Definitive Agreement.

On December 18, 2007, Osiris Therapeutics, Inc. (the “Company” or the “Registrant”) agreed to sell an aggregate of 950,000 shares of its common stock at $12.37 per share, or $11.8 million in the aggregate, in a private placement to accredited investors and qualified institutional buyers located in Switzerland, through the efforts of Friedli Corporate Finance, Inc., of Switzerland.  Peter Friedli, Chairman of the Board of Directors and largest stockholder of the Company, is the President and sole owner of Friedli Corporate Finance, Inc.  In connection with the transaction, the Company entered into a Letter Agreement with Friedli Corporate Finance, Inc. and Subscription Agreements with each of the respective investors, each dated December 18, 2007.  The form of each is substantially similar to the form of Letter Agreement and Subscription Agreement attached as Exhibits 10.1 and 10.2, respectively, to the Company’s Current Report on Form 8-K filed June 7, 2007.

Included among the purchasers in the now closed transaction was Peter Friedli, individually, who invested $1.2 million and Venturetec, Inc., a Swiss publicly traded company approximately 3% owned by Mr. Friedli who serves as its President, which invested an additional $1.2 million.   The Audit Committee of the Board of Directors of the Company, as well as the Board of Directors as a whole and including all of the Company’s independent directors, but with Mr. Friedli abstaining, each unanimously approved the offer and sale of the common stock, including the offer and sale to Mr. Friedli and Venturetec, Inc. and the arrangements with Friedli Corporate Finance, Inc.  The purchase price reflected a premium to the then current market price of the common stock. No fees or commissions were paid in the transaction.

On December 19, 2007, the holders of $18.8 million of $20.0 million in Convertible Promissory Notes previously issued by the Company converted the principal balance of those Notes, together with accrued interest, into an aggregate of 1,465,837 shares of Company common stock at $13.00 per share.  The converted Notes were issued on October 30, 2006 to several Swiss investors and bore interest at 10%, payable semi-annually on April 30 and October 30, with payment in full of the principal balance and all accrued and unpaid interest becoming due and payable upon maturity on April 30, 2009.The Notes were originally convertible at the option of the respective holders at any time after February 9, 2007 into shares of the Company’s common stock at a conversion price of $18.00 per share.  The conversion occurred pursuant to an agreement dated December 19, 2007 between the Company and the holders of the converted Notes, under which the previously agreed upon conversion price of the Notes was adjusted, in exchange for the agreement of the holders to immediately convert the Notes held by them.  The adjusted conversion price reflected a premium to the then current market price of the common stock.  The remaining $1,200,000 in Notes remain outstanding in accordance with their original terms.

Included among the converting Noteholders was Peter Friedli, who converted $8.5 million in principal amount of Notes into 662,746 shares of common stock.  The Audit Committee of the Board of Directors of the Company, as well as the Board of Directors as a whole and including all of the Company’s independent directors, but with Mr. Friedli abstaining, each unanimously approved the Note conversion transaction, including adjustment of the conversion price to $13.00 per share.  No fees or commissions were paid in the transaction..

The shares were issued in the private placement and upon conversion of the Notes in transactions intended to comply with Regulation S of the Securities Act of 1933, as amended (the “Act”), and have not been registered under the Act or any state securities laws and may not be offered or sold within the United States or to U.S. Persons unless registered Act and applicable state securities laws, or unless an exemption from such registration is available.  Pursuant to the terms of the Notes and the Subscription Agreements, short form demand registration rights are provided to the holders of the common stock issued in the respective transactions.

ITEM 3.02 Unregistered Sales of Equity Securities.

On December 18, 2007, the Company agreed to sell an aggregate of 950,000 shares of its common stock at $12.37 per share, or $11,800,000 in the aggregate, in a private placement to accredited investors and qualified institutional buyers located in Switzerland, through the efforts of Friedli Corporate Finance, Inc., all as further described in Item 1.01 of this Form 8-K.

On December 19, 2007, holders of $18.8 million of $20.0 million in Convertible Promissory Notes previously issued by the Company converted the principal balance of those Notes, together with accrued interest, into an aggregate of 1,465,837 shares of Company common stock at $13.00 per share, including $8.5 million in principal amount of Notes held by Peter Friedli, Chairman of the Board of Directors and largest stockholder of the Company, all as further described in Item 1.01 of this Form 8-K.

The text of Item 1.01 of this Form 8-K is incorporated into this Item 3.02 by reference

ITEM 7.01 Regulation FD Disclosure.

On December 20 2007, the Company issued a press release announcing, among other things (i) that it had sold  950,000 shares of its common stock to investors based in Switzerland, at $12.37 per share, in a private placement through the efforts of Friedli Corporate Finance, Inc. of Switzerland., and (ii) that $18.8 million of its previously issued  $20.0 million Convertible Promissory Notes, together with accrued interest, had been converted into an aggregate of 1,465,837 shares of common stock at $13.00 per share.

The press release announcing the private placement and Note conversion is attached as Exhibit 99.1 to this Current Report on Form 8-K.

The information included in this Item 7.01, including Exhibit 99.1 attached hereto, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be incorporated by reference into any filing (including any Item of this filing) pursuant to the Securities Act of 1933, as amended, or the Exchange Act, regardless of any incorporation by reference language in any such filing, except as expressly set forth by specific reference in this or such filing, incorporating by reference such information.

ITEM 9.01. Financial Statements and Exhibits.

(d)        Exhibits.

99.1	Press Release of the Registrant dated December 20, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OSIRIS THERAPEUTICS, INC.

Dated: December 21, 2007	By:	/s/ PHILIP R. JACOBY, JR.
Philip R. Jacoby, Jr.
Interim Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of the Registrant dated December 20, 2007.